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                                                            Exhibit 15.1
To the Directors and Shareholders of Morgan Stanley,
     Dean Witter, Discover & Co.:

     We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the supplemental unaudited interim consolidated financial information of Morgan Stanley, Dean Witter, Discover & Co. and subsidiaries as of first fiscal quarter end 1997 and for the first fiscal quarter 1997 and 1996, as indicated in our report dated May 31, 1997 (which makes reference to the review of Morgan Stanley Group Inc. and subsidiaries by other auditors); because we did not perform an audit, we expressed no opinion on that information. We are aware that our report, which is included in this Current Report on Form 8-K filed on June 2, 1997, is incorporated by reference in the following Registration Statements:

     Filed on Form S-3:
          Registration Statement No. 33-57202
          Registration Statement No. 33-60734
          Registration Statement No. 33-89748
          Registration Statement No. 33-92172
          Registration Statement No. 333-7947
          Registration Statement No. 333-22409

     Filed on Form S-4:
          Registration Statement No. 333-25003

     Filed on Form S-8:
          Registration Statement No. 33-62374
          Registration Statement No. 33-63024
          Registration Statement No. 33-63026
          Registration Statement No. 33-78038
          Registration Statement No. 33-79516
          Registration Statement No. 33-82240
          Registration Statement No. 33-82242
          Registration Statement No. 33-82244
          Registration Statement No. 333-4212
          Registration Statement No. 333-28141

     We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


                                                     /s/ Deloitte & Touche LLP



New York, New York
June 2, 1997